Filed Pursuant to Rule 424(b)(5)

Registration No. 333-220769

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 16, 2017)

1,256,118 Units consisting of Common Stock and Warrants

( 1,256,118 Shares of Common Stock Underlying the Warrants)

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering for sale 1,256,118 units, with each unit consisting of one share of our common stock and one warrant exercisable for one share of our common stock. The purchase price for each unit is $2.86. The units will not be issued or certificated. The shares of common stock and the warrants included in the units will be issued separately but can only be purchased together in the units in this offering.

We refer to the shares of our common stock and the warrants issued in this offering, collectively, as the securities. We refer to the warrants included in the units, collectively, as the warrants. The shares of our common stock issuable from time to time upon exercise of the warrants are also being offered pursuant to this prospectus supplement and the accompanying prospectus.

Each warrant will have an initial exercise price of $3.00, will be initially exercisable six months after the date of initial exercisability, and will expire five years from the date of initial exercisability.

Our common stock is listed on NYSE American under the symbol “OCX.” The last reported sale price of our common stock on July 26, 2018 was $2.85 per share.

We do not intend to list the warrants on the NYSE American, any other national securities exchange or any other nationally recognized trading system.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $34,305,465, based on 9,943,613 shares of outstanding common stock held by non-affiliates as of the date of this prospectus supplement, at a price of $3.45 per share, which was the closing price of our common stock on NYSE American on July 10, 2018. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus supplement is a part in a primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. Other than the securities offered by this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors,” beginning on page S-5 of this prospectus supplement, as well as the documents incorporated by reference in this prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have retained Chardan Capital Markets, LLC to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to place the securities offered by this prospectus supplement. We have agreed to pay the placement agent the fee set forth in the table below.

	Per Unit	Total(1)

Public offering price	$2.86	$3,592,497
Placement agent fee (1)	$0.171	$215,550
Proceeds, before expenses, to us	$2.679	$3,376,947

(1)	We shall pay no fee to the placement agent in connection with sales to our directors or officers or our existing shareholders. In addition, we have agreed to reimburse certain expenses of the placement agent as described in the “Plan of Distribution.”

We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about July 31, 2018.

Chardan

The date of this prospectus supplement is July 27, 2018

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find Additional Information” on page S-12 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document filed after the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. We have not[, and the placement agent has not,] authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We [and the placement agent] are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all the information you should consider before investing in our securities pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-5 of this prospectus supplement and the financial statements and related notes and the other information that we incorporated by reference herein, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that we file from time to time.

Unless the context otherwise requires, all references in this prospectus to “OncoCyte,” “we,” “us,” “our,” “the Company” or similar words refer to OncoCyte Corporation, together with our consolidated subsidiaries.

Overview

Our mission is to develop highly accurate, easy to administer, non-invasive molecular diagnostic tests to improve the standard of care for cancer diagnosis to better meet the needs of patients, physicians and payers. Our initial focus will be confirmatory diagnostics, utilizing novel liquid biopsy technology, for use in conjunction with imaging to confirm initial suspicious imaging results such as lung nodules and breast lesions within certain oncology indications. Our lead product is DetermaVu™, which we are developing as a confirmatory diagnostic test for lung cancer.

Our initial liquid biopsy diagnostic tests, such as DetermaVu™, will be confirmatory diagnostics and are being developed to reduce false positive results associated with current diagnostic protocols. These new diagnostic tests are intended to:

●	Reduce unnecessary and sometimes risky procedures, as well as lower the cost of care through the avoidance of more expensive diagnostic procedures, including invasive biopsies;
●	Improve the quality of life for cancer patients by reducing the anxiety associated with non-definitive diagnoses; and
●	Improve health outcomes through avoidance of unnecessary invasive procedures

Our strategic focus is to develop diagnostic tests in areas of high unmet need and our initial work has been devoted to developing tests to detect lung cancer, breast cancer, and bladder cancer. We have prioritized our efforts on DetermaVu™ because we believe that lung cancer has one of the greatest unmet needs and because timing is opportune due to the focus on lung cancer screening awareness.

In addition, we may develop screening diagnostics as potential replacements for screening imaging protocols that do not meet the needs of patients, health care providers or payers. For some indications, we may also pursue the probability of recurrence of a specific cancer through the development of prognostics; or companion diagnostics that help a physician determine which therapy is the optimal treatment for the patient.

We were incorporated in 2009 in the state of California. Our principal executive offices are located at 1010 Atlantic Avenue, Suite 102, Alameda, California 94501. Our telephone number is (510) 775-0515.

Recent Developments

On July 9, 2018, we reported that our most recent study of clinical samples in the development of DetermaVu™, our lung cancer diagnostic blood test, has produced encouraging results. This study supports moving the test to a leading clinical diagnostic testing platform and indicates that the clinical performance of the test may be better than was previously expected.

The move to a leading diagnostic testing platform is expected to resolve the inconsistent data issues we encountered with the diagnostic testing platform we had previously used in the development of DetermaVu™. We believe that the precision of Next Generation Sequencing (NGS) platforms may increase test performance. In addition, the use of a NGS platform could allow for decentralized operations beyond our CLIA lab, potentially enabling development of a CE marked kit product for distribution in Europe and other markets, if our upcoming studies are successful.

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In addition, the study incorporated newly discovered biomarkers into a new, next-generation version of DetermaVu™. These biomarkers appear to be more robust than those used in the earlier biomarker panel and may enhance the utility and accuracy of DetermaVu™. The use of the new biomarkers in combination with the existing Wistar biomarkers achieved encouraging results even without the inclusion of clinical data such as nodule size, while the original DetermaVu™ algorithm included nodule size as a contributing factor.

The study found that an enhanced algorithm incorporating the best-performing new biomarkers with the best-performing biomarkers used in previous DetermaVu™ studies yielded accuracy results (as measured by Area Under the Curve (AUC) data) equivalent or superior to results of previous studies using the earlier biomarker panel and algorithm. Because the error bar or potential range of results from the small sample set in the study is wide, these results must be confirmed in a larger sample set.

This most recent study was performed on two assay platforms, the Illumina Nova Seq 6000 and Thermo Fisher Chef-S5. DetermaVu™ ran successfully on both platforms. We anticipate that the use of one of these widely commercialized diagnostic platforms will increase the likelihood that DetermaVu will offer the consistent and robust results necessary for product development and commercial operations.

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THE OFFERING

Units we are offering	1,256,118 units, with each unit consisting of one share of our common stock and one warrant exercisable for one share of our common stock.

Public offering price	$2.86 per unit

Warrants we are offering	Each warrant included in a unit will be exercisable for one share of our common stock, will have an initial exercise price of $3.00 per share of common stock, will be initially exercisable six months after the date of issuance and will expire five years from the date of initial exercisability. We do not intend to list the warrants on the NYSE American, any other national securities exchange or any other nationally recognized trading system. This prospectus supplement also relates to the offering of shares of our common stock issuable upon exercise of the warrants.

Common stock to be outstanding immediately after this offering	39,073,882 shares (assuming none of the warrants issued in the offering is exercised).

Use of proceeds	We currently intend to use the net proceeds from this offering for working capital including continued development of DetermaVu™, OncoCyte’s confirmatory lung cancer diagnostic test, and other general corporate purposes. See the section of this prospectus supplement titled “Use of Proceeds.”

Risk factors	See the section of this prospectus supplement titled “Risk Factors,” as well as similarly titled sections in the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

NYSE American symbol for our common stock	OCX

Transfer agent and registrar	American Stock Transfer & Trust Company, LLC

The number of shares of our common stock to be outstanding immediately after this offering as shown above assumes that all 1,256,118 of the units being offered are sold, and is based on 37,817,764 shares of our common stock outstanding as of March 31, 2018 and excludes:

●	2,779,221 shares of our common stock issuable upon exercise of warrants outstanding as of March 31, 2018, with a weighted-average exercise price of $4.01 per share;

●	3,347,535 shares of our common stock issuable upon exercise of options outstanding as of March 31, 2018, with a weighted-average exercise price of $3.24 per share;

●	1,409,950 shares of our common stock available for future grants under our 2010 Stock Option Plan as of March 31, 2018, respectively; and

●	1,256,118 shares of our common stock issuable upon exercise of the warrants included in the units offered by this prospectus supplement and the accompanying prospectus.

We have agreed to sell 207,168 units to members of management and our board of directors, as well as certain existing stockholders, at the offering price set forth on the cover page of this prospectus supplement. The placement agent will not receive any fee for the units purchased by these existing stockholders.

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RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. You should carefully consider these risk factors, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, as modified and superseded, before you decide to invest in our securities. The occurrence of any of the following risks could harm our business. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations. You should also refer to the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes to those statements and the information set forth in the section entitled “Special Note Regarding Forward-Looking Statements.”

RISKS RELATED TO THIS OFFERING

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

We currently intend to use the net proceeds from this offering for working capital including continued development of DetermaVu™, OncoCyte’s confirmatory lung cancer diagnostic test, and other general corporate purposes. However, our management will have broad discretion as to the use of the net proceeds from this offering and could use them for other purposes. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our company.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

You will experience immediate and substantial dilution in the net tangible book value per share of our common stock.

Because the purchase price per unit in this offering is substantially higher than the net tangible book value per share of our common stock, investors in this offering will suffer immediate and substantial dilution in the net tangible book value per share of common stock. Based on the public offering price of $2.86 per unit, if you purchase securities in this offering, you will suffer immediate and substantial dilution of approximately $2.56 per share in net tangible book value of our common stock. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this offering.

There is no public market for the warrants to purchase shares of our common stock being offered by us in this offering.

There is no established public trading market for the warrants being offered in this offering, and a public market may never develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system, including the NYSE American. Without an active market, the liquidity of the warrants will be limited.

Holders of our warrants will have no rights as a common stockholder until such holders exercise their warrants and acquire our common stock.

Until holders of warrants acquire shares of our common stock upon exercise of the warrants, holders of warrants will have no rights with respect to the shares of our common stock underlying such warrants, except as set forth in the warrants. Upon exercise of the warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The warrants included in this offering may not have any value.

Each warrant has an initial exercise price of $3.00 per share of common stock, will be initially exercisable six months after the date of issuance and will expire five years from the date of initial exercisability. In the event our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the SEC filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated by reference in this prospectus supplement or the accompanying prospectus regarding our strategy, plans, objectives, expectations, prospects, future operations, capital resources, financial position, projected costs of and progress with development of our product candidates, regulatory requirements, collaborations, competition, market exclusivity, intellectual property, and compliance with NYSE American listing standards are forward-looking statements. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those set forth above under “Risk Factors.” These factors and the other cautionary statements made in this prospectus supplement and the accompanying prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus supplement and the accompanying prospectus. Except as required by law, we do not assume any obligation to update any forward-looking statement. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $3.3 million, after deducting estimated offering expenses. Our estimated net proceeds do not include proceeds that we may receive upon exercise of the warrants that we are offering. We will not receive any proceeds from the sale of common stock issuable upon exercise of the warrants unless and until such warrants are exercised. If all of the warrants are exercised for cash, we will receive additional proceeds of $3.8 million.

We currently intend to use the net proceeds from this offering primarily for working capital including continued development of DetermaVu™, OncoCyte’s confirmatory lung cancer diagnostic test, and other general corporate purposes.

Pending the application of the net proceeds as described above, we expect to invest the net proceeds from this offering in short-term, interest-bearing, marketable securities.

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DILUTION

Purchasers of the securities offered by this prospectus supplement and the accompanying prospectus will suffer immediate and substantial dilution in the net tangible book value per share of our common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering.

The net tangible book value of our common stock as of March 31, 2018, was approximately $8.3 million, or approximately $0.22 per share. Net tangible book value per share represents the amount of our total tangible assets, less the amount of our total tangible liabilities, divided by the total number of shares of our common stock outstanding. Dilution per share to new investors represents the difference between the amount per share paid by purchasers for each share of common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.

After giving effect to the sale of 1,256,118 units at the public offering price of $2.86 per unit, and after deducting estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the warrants issued pursuant to this offering, the net tangible book value of our common stock as of March 31, 2018 would have been approximately $11.5 million, or approximately $0.30 per share. This represents an immediate increase in net tangible book value of approximately $0.08 per share to our existing stockholders and an immediate dilution in as-adjusted net tangible book value of approximately $2.56 per share to purchasers of our securities in this offering, as illustrated by the following table:

Public offering price per unit		$2.86
Net tangible book value per share as of March 31, 2018	$0.22
Increase per share attributable to this offering	$0.08
As-adjusted net tangible book value per share as of March 31, 2018, after giving effect to this offering		$0.30
Dilution per share to new investors participating in this offering		$2.56

The number of shares of our common stock is based on 37,817,764 shares of our common stock outstanding as of March 31, 2018 and excludes:

●	2,779,221 shares of our common stock issuable upon exercise of warrants outstanding as of March 31, 2018, with a weighted-average exercise price of $4.01 per share;

●	3,347,535 shares of our common stock issuable upon exercise of options outstanding as of March 31, 2018, with a weighted-average exercise price of $3.24 per share;

●	1,409,950 shares of our common stock available for future grants under our 2010 Stock Option Plan as of March 31, 2018, respectively; and

●	1,256,118 shares of our common stock issuable upon exercise of the warrants included in the units offered by this prospectus supplement and the accompanying prospectus.

To the extent that any outstanding options or warrants are exercised, new options are issued under our equity incentive plan, additional shares of common shares are sold under our “at the market” offering program, shares of common stock are sold under our employee stock purchase plan or we otherwise issue additional shares of common stock in the future at prices per share below the price per share for any shares sold in this offering, there will be further dilution to new investors.

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DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering for sale 1,256,118 units, with each unit consisting of one share of our common stock and one warrant exercisable for one share of our common stock. The purchase price for each unit is $2.86. The units will not be issued or certificated. The shares of common stock and the warrants included in the units will be issued separately but can only be purchased together in the units in this offering.

Each warrant will have an initial exercise price of $3.00, will be initially exercisable six months after the date of issuance, and will expire five years from the date of initial exercisability.

Common Stock

The material terms and provisions of our common stock are described in the section titled “Description of Common Stock and Preferred Stock – Common Stock” in the accompanying prospectus.

Securities Exchange Listing

Our common stock is listed on the NYSE American under the symbol “OCX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to and qualified in its entirety by each form of warrant, which will be filed with a Current Report on Form 8-K to be filed by us with the SEC in connection with this offering. You should review a copy of each form of warrant for a complete description of the terms and conditions applicable to the warrants included in the units.

Warrants

Exercisability. The warrants will be exercisable at any time after six months from its original issuance and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of our common stock purchased upon such exercise, except in the case of a cashless exercise as discussed below.

Cashless Exercise. The warrants will be exercisable on a “cashless” basis in certain circumstances.

Exercise Price. Each warrant represents the right to purchase one share of common stock at an exercise price of $3.00 per share.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not plan on applying to list the warrants on the NYSE American, any other national securities exchange or any other nationally recognized trading system.

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Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any merger, consolidation, reorganization, or other similar transaction or a series of related transactions which results in our voting securities outstanding immediately prior thereto representing immediately thereafter less than 50% of the combined voting power of the voting securities of or economic interests in us or such surviving or acquiring entity outstanding immediately after such merger, consolidation or reorganization, the sale, transfer or other disposition of all or substantially all of our properties or assets, effects any reclassification, reorganization or recapitalization of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property, consummates a stock or share purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or “group” whereby such other person or “group” acquires more than 50% of the voting power of or economic interests in the then outstanding shares of our capital stock, or consummates any tender offer pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property, then, upon any subsequent exercise of this warrant, the holder shall have the right to receive, for each warrant share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, at the option of the holder, the number of shares of common stock of the successor or acquiring corporation ( or of us, if we are the surviving corporation ) , and any additional consideration, or the Alternate Consideration, receivable as a result of such fundamental transaction by a holder of the number of shares of common stock for which this warrant is exercisable immediately prior to such fundamental transaction. If holders of common stock are given any choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the warrant following such fundamental transaction. Notwithstanding anything to the contrary, in the event of a fundamental transaction, we or any successor entity shall, at the holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the fundamental transaction, purchase the warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes value of the remaining unexercised portion of the warrant on the date of the consummation of such fundamental transaction; provided, however, if the fundamental transaction is not within our control, including not approved by our Board of Directors, the holder shall only be entitled to receive from us or any successor entity the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of the warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination thereof, or whether the holders of our common stock are given the choice to receive from among alternative forms of consideration in connection with the fundamental transaction.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our common stock and except as set forth in the warrant, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

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PLAN OF DISTRIBUTION

Pursuant to a letter agreement, dated as of July 26, 2018 (the “Engagement Agreement”), by and between us and Chardan Capital Markets, LLC (“Chardan”), we have engaged Chardan to act as our exclusive placement agent on a reasonable best efforts basis in connection with our offering of the common stock and the accompanying warrants pursuant to this prospectus supplement and the accompanying prospectus. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The Engagement Agreement does not give rise to any commitment by Chardan to purchase any of our shares of common stock or warrants, and Chardan will have no authority to bind us to sell securities by virtue of the agreement. Further, Chardan does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering.

We will enter into a securities purchase agreement directly with each purchaser in connection with this offering. Our obligation to issue and sell common stock and accompanying warrants to the purchasers will be subject to the conditions set forth in the purchase agreement. We will deliver the warrants to the investors in certificated form. A purchaser’s obligation to purchase common stock and accompanying warrants is subject to the conditions set forth in the purchaser’s purchase agreement, which may also be waived.

We will deliver the shares of common stock being issued to each purchaser electronically upon receipt of purchaser funds for the purchase of the shares of our common stock offered pursuant to this prospectus supplement. We expect that our transfer agent will deliver the shares of our common stock being offered pursuant to this prospectus supplement on or about July 31, 2018.

We have agreed to pay Chardan a fee equal to 6% of the gross proceeds from the sale of the securities in this offering, provided that Chardan shall not receive any fee for sale of the securities in this offering to our directors or officers or our existing shareholders. We have also agreed to reimburse Chardan $25,000 for legal fees and expenses.

We have agreed to indemnify Chardan against certain civil liabilities, including certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to contribute to payments that Chardan may be required to make in respect of such liabilities.

Chardan may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Chardan would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by Chardan acting as principal. Under these rules and regulations, Chardan:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The estimated offering expenses payable by us, in addition to the fee due to Chardan, are approximately $100,000, which includes our legal, accounting and filing costs, and various other fees associated with registering the securities and listing the common stock and certain expenses we have agreed to reimburse Chardan in an amount up to $25,000. After deducting certain fees due to Chardan and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $3.3 million (excluding any shares of common stock issued and any proceeds received upon exercise of the warrants).

We and our officers and directors have agreed with the investors, subject to certain exceptions, not to offer, sell, contract to sell, announce the intention to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any common shares, or any options or warrants to purchase any common shares, or any securities convertible into, exchangeable for or that represent the right to receive common shares during the period from the date of this prospectus continuing through the date 90 days after the date of this prospectus, except with the prior written consent of the investors. The Company lock-up shall not apply if the VWAP of our common stock exceeds $4.00 for ten consecutive trading days.

The transfer agent for our common stock is American Stock Transfer and Trust Company, LLC.

Our common stock is traded on the NYSE American under the symbol “OCX.”

The Engagement Agreement will be included as an exhibit to the Current Report on Form 8-K that we will file with the SEC and will be incorporated by reference into the registration statement of which this prospectus supplement forms a part.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by DLA Piper LLP (US), Seattle, Washington.

EXPERTS

The balance sheets of OncoCyte Corporation as of December 31, 2017 and 2016, and the related statements of operations, comprehensive loss, stockholders’ equity (deficit), and cash flows for each of the three years in the period ended December 31, 2017, have been incorporated by reference into this prospectus and the registration statement in reliance on the report of OUM & Co. LLP, an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call (800) SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The address for the SEC’s website is http://www.sec.gov.

We make available, free of charge, through our investor relations website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The address for our website is http://www.oncocyte.com. The contents on our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on April 2, 2018, as amended by Form 10-K/A, filed with the SEC on April 30, 2018;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 15, 2018;

●	Our Current Reports on Form 8-K filed with the SEC on March 29, 2018, April 2, 2018, April 4, 2018, April 23, 2018, May 30, 2018, and June 19, 2018; and

●	The description of our common stock included in our registration statement on Form 10, as filed with the SEC on November 23, 2015 and amended on December 21, 2015 and December 29, 2015.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any additional prospectus supplements modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. You should direct written requests to:

OncoCyte Corporation

1010 Atlantic Avenue, Suite 102

Alameda, California 94501

(510) 775-0515

S-12

PROSPECTUS

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may, from time to time in one or more offerings, offer and sell up to $50.0 million in the aggregate of common stock, preferred stock, debt securities, warrants to purchase shares of common stock or preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. Please read carefully this prospectus, the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the NYSE American under the symbol “OCX.” On September 29, 2017, the last reported sale price of our common stock was $7.55 per share. The aggregate market value of our outstanding shares of common stock held by non-affiliates, based upon this price, was approximately $51.4 million. During the 12-month period ending on the date of this prospectus, we have not offered any securities pursuant to General Instruction I.B.6. of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus and in the documents incorporated by reference into this prospectus, as updated by the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors we urge you to consider carefully before deciding to purchase our securities.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, please see the section titled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 16, 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this process, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $50.0 million any of the securities described in this prospectus.

This prospectus provides a general description of the securities we may offer. Each time we sell securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to a particular offering. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent there is a conflict between any statement contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any document incorporated by reference into this prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or the time of any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

You may rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, or the information contained in any free writing prospectus we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. This prospectus also contains summaries of certain provisions of the documents described herein, but all summaries are qualified in their entirety by reference to the actual documents. You may read the registration statement and the other reports we file with the SEC, and you may obtain copies of the actual documents summarized herein (if and when filed with the SEC), at the SEC’s website or at its offices described in the section of this prospectus titled “Where You Can Find More Information.”

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus. Before making an investment decision, please carefully read this entire prospectus and the documents incorporated by reference into this prospectus, especially the “Risk Factors” section of this prospectus and our financial statements and the related notes incorporated by reference into this prospectus. In this prospectus, unless the context otherwise requires, the terms “OncoCyte,” “we,” “us” or “our” refer to OncoCyte Corporation.

Overview

Our mission is to develop highly accurate, easy to administer, non-invasive molecular diagnostic tests to improve the standard of care for cancer diagnosis to better meet the needs of patients, physicians and payers. Our initial focus will be confirmatory diagnostics, utilizing novel liquid biopsy technology, for use in conjunction with imaging to confirm initial suspicious imaging results such as lung nodules and breast lumps within certain oncology indications. In addition, we may develop screening diagnostics as potential replacements for screening imaging protocols that do not meet the needs of patients, health care providers or payers. For some indications, we may also pursue the probability of recurrence of a specific cancer through the development of prognostics; or companion diagnostics that help a physician determine which therapy is the optimal treatment for the patient.

Our initial liquid biopsy diagnostic tests will be confirmatory diagnostics and are being developed to reduce false positive results associated with current diagnostic protocols. These new diagnostic tests are intended to:

●	Reduce unnecessary and sometimes risky procedures, as well as lower the cost of care through the avoidance of more expensive diagnostic procedures, including invasive biopsy and cystoscopic procedures;

●	Improve the quality of life for cancer patients by reducing the anxiety associated with non-definitive diagnoses; and

●	Improve health outcomes through avoidance of unnecessary invasive procedures.

We are currently developing diagnostic tests for three types of cancer: lung cancer, breast cancer, and bladder cancer. Our strategic focus is to develop diagnostic tests in areas of high unmet need.

We received Clinical Laboratory Improvements Amendments, or CLIA, certification of registration from the Centers for Medicare and Medicaid Services. In addition, our laboratory has passed inspection by the California Department of Public Health and is now fully licensed and operational.

Corporate Information

We were incorporated in 2009 in the state of California. Our principal executive offices are located at 1010 Atlantic Avenue, Suite 102, Alameda, California 94501. Our telephone number is (510) 775-0515. Our website address is www.oncocyte.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and references to our website in this prospectus are inactive textual references only. We were a majority-owned subsidiary of BioTime, Inc., or BioTime, until February 17, 2017, when BioTime’s shareholdings became less than 50% of our outstanding shares of common stock.

The Securities We May Offer

We may, from time to time in one or more offerings, offer and sell up to $50.0 million in the aggregate of common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The prices and terms of our offer and sale of such securities will be determined by market conditions at the time of offering. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered, including, to the extent applicable:

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●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus forms a part.

The following is a general summary of the securities we may offer with this prospectus. For more specific information regarding any offering of securities, please read the prospectus supplement and any free writing prospectus that we may authorize to be provided to you in connection with a particular offering, together with any exhibits that may be filed setting forth the terms of the securities.

Common Stock

Our Articles of Incorporation currently authorize the issuance of up to 50,000,000 shares of common stock, no par value. As of August 7, 2017, there were outstanding 31,336,487 shares of common stock, no par value. Each holder of record of common stock is entitled to one vote for each outstanding share owned, on every matter properly submitted to the shareholders for their vote. Subject to any dividend rights of holders of any of the preferred stock that we may issue from time to time, holders of common stock are entitled to any dividend declared by our board of directors out of funds legally available for that purpose. We have never paid cash dividends on our capital stock and we do not anticipate paying cash dividends in the foreseeable future, but intend to retain our capital resources for reinvestment in our business.

Preferred Stock

Our Articles of Incorporation currently authorize the issuance of up to 5,000,000 shares of preferred stock, no par value. We may issue preferred stock in one or more series, at any time, with such rights, preferences, privileges and restrictions as our board of directors may determine, all without further action of our shareholders. Any series of preferred stock which may be authorized by our board of directors in the future may be senior to and have greater rights and preferences than our common stock. There are no shares of preferred stock presently outstanding and we have no present plan, arrangement, or commitment to issue any preferred stock.

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Debt Securities

We may offer general debt obligations, which may be secured or unsecured, senior or subordinated and convertible into common stock. In this prospectus, we refer to debt securities having any or all of these features as the “debt securities.” We may issue debt securities under a note purchase agreement or under an indenture to be entered between us and a trustee. A form of the indenture is included as an exhibit to the registration statement of which this prospectus forms a part. The indenture does not limit the amount of securities that may be issued under it and provides that debt securities may be issued in one or more series. Senior debt securities will have the same rank as other indebtedness that is not subordinated. Subordinated debt securities will be subordinated to any senior debt on terms set forth in the applicable prospectus supplement. In addition, subordinated debt securities will be effectively subordinated to creditors and preferred shareholders of our subsidiaries. Our board of directors will determine the terms of each series of debt securities we may offer.

In addition to the form of indenture, supplemental indentures and forms of debt securities containing the terms of debt securities we may offer under this prospectus will be filed as exhibits to the registration statement of which this prospectus forms a part, or will be incorporated by reference from another report that we file with the SEC.

Warrants

We may offer warrants for the purchase of common stock, preferred stock or debt securities. We may issue the warrants by themselves or together with shares or common stock or preferred stock or with debt securities, and the warrants may be attached to or separate from any offered securities. Our board of directors will determine the terms of the warrants, including the class and number of underlying shares, the purchase price and any other rights and privileges, which will be set forth in the form of warrant or the warrant agreement and warrant certificate.

Units

We may offer units comprised of any combination of our common stock, preferred stock, debt securities or warrants to purchase any of these securities, in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent, which will be a bank or trust company that we select. We will indicate the name and address of any unit agent in the applicable prospectus supplement relating to a particular series of units.

RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. Before making an investment decision with respect to our securities, we urge you to carefully consider the risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2017 and June 30, 2017, which are incorporated by reference into this prospectus. We expect to update these risk factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus, which will be incorporated by reference into this prospectus. Please also carefully consider the other information included in or incorporated by reference into this prospectus, as may be updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In connection with any specific offering, we also expect to provide risk factors and other information in the applicable prospectus supplement or in any related free writing prospectus. If one or more of the adverse events relevant to these risks and uncertainties actually occurs, our business, financial condition, and results of operations could be severely harmed. This could cause the trading price of our securities to decline, and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may have similar adverse effects on us.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained herein are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including statements pertaining to the results of CLIA and validity studies of our lung cancer test, our ability to implement commercialization plans and the timing of these plans, as well as future financial or operating results, future growth in research, technology, clinical development, potential opportunities, and any statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) are forward-looking statements. Forward-looking statements involve risks and uncertainties, including risks inherent in the development or commercialization of potential diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the need and ability to obtain future capital, maintenance of intellectual property rights, and the need to obtain third party reimbursement for patients’ use of any diagnostic tests we commercialize. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the “Risk Factors” section of this prospectus and the filings we make with the SEC. The disclosure in this prospectus, including any forward-looking statement, speaks only as of its date, the date of this prospectus, or the date of any document incorporated by reference into this prospectus, as applicable. We disclaim any intent or obligation to update any forward-looking statement, except as required by law.

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USE OF PROCEEDS

Except as described in any prospectus supplement or any free writing prospectus in connection with a specific offering, we intend to use the net proceeds from the sale of the securities offered under this prospectus for working capital and general corporate purposes, including continued development of its first assay, DetermaVu™, a confirmatory lung cancer diagnostic. We may also use a portion of the net proceeds to acquire or in-license additional product candidates or complementary assets or businesses; however, we currently have no agreements, commitments or understandings to complete any such transaction.

We have not yet identified the amounts we intend to spend on these areas or the timing of the expenditures, which will be based on many factors. Accordingly, our management will have broad discretion regarding the use of, and investors will be relying on the judgment of our management regarding the application of, the net proceeds from the sale of the securities offered under this prospectus. Pending these uses, we intend to invest the net proceeds in short-term, interest bearing, investment-grade securities. We cannot predict whether these investments will yield a favorable return.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth, for the periods presented, our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred stock dividends. We had no shares of preferred stock outstanding and no preferred stock dividend requirements during these periods, so these ratios are the same. For purposes of computing these ratios, “earnings” consist of our net loss plus our fixed charges, and “fixed charges” consist of an estimate of the interest within rental expense, the interest payments on our loan payable to Silicon Valley Bank, amortization of debt discount on the loan payable to Silicon Valley Bank, and the interest payments on our equipment leases.

In each of the periods presented, earnings were insufficient to cover fixed charges and preferred stock dividends, and the extent of such deficiencies in each period is shown below.

	Three Months Ended June 30,	Six Months Ended June 30,	Year Ended December 31,
	2017	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges and preferred stock dividends	—	—	—	—	—	—
Deficiency of earnings available to cover combined fixed charges and preferred stock dividends	$(3,804)	$(8,509)	$(11,168)	$(8,735)	$(4,986)	$(3,495)

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SECURITIES WE MAY OFFER

We may offer shares of common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, or any combination of the foregoing, either individually or in units. We may offer up to $50.0 million of securities under this prospectus. The prices and terms of any offering will be determined by market conditions at the time of offering. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following description of our common stock and preferred stock, together with any additional information we include in any applicable prospectus supplement, documents incorporated by reference or any related free writing prospectus, summarizes the material terms and provisions of our common stock and preferred stock that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock and preferred stock that we may offer, we will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock and preferred stock, please refer to our Articles of Incorporation, as amended to date, which are incorporated by reference into the registration statement of which this prospectus forms a part. The terms of these securities may also be affected by the California Corporations Code, as may be amended from time to time. The summaries below are qualified in their entirety by reference to our Articles of Incorporation, as in effect at the time of any offering of securities under this prospectus.

Common Stock

General

Our Articles of Incorporation currently authorize the issuance of up to 50,000,000 shares of common stock, no par value. As of August 7, 2017, there were outstanding 31,336,487 shares of common stock, no par value. Each holder of record of common stock is entitled to one vote for each outstanding share owned, on every matter properly submitted to the shareholders for their vote.

Subject to any dividend rights of holders of any of the preferred stock that we may issue from time to time, holders of common stock are entitled to any dividend declared by our board of directors out of funds legally available for that purpose. We have never paid cash dividends on our capital stock and we do not anticipate paying cash dividends in the foreseeable future, but intend to retain our capital resources for reinvestment in our business.

Subject to the prior payment of any liquidation preference to holders of any preferred stock that we may issue from time to time, holders of common stock are entitled to receive on a pro rata basis all of our remaining assets available for distribution to the holders of common stock in the event of the liquidation, dissolution, or winding up of our operations. Holders of common stock do not have any preemptive rights to become subscribers or purchasers of additional shares of any class of our capital stock.

All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered under this prospectus or upon the conversion of any preferred stock or debt securities or exercise of any warrants offered pursuant to this prospectus, when paid for and issued in accordance with the applicable definitive documents under which they are to be issued, will also be fully paid and non-assessable.

Securities Exchange Listing

Our common stock listed on the NYSE American under the symbol “OCX.”

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219.

Preferred Stock

Our Articles of Incorporation currently authorize the issuance of up to 5,000,000 shares of preferred stock, no par value. We may issue preferred stock in one or more series, at any time, with such rights, preferences, privileges and restrictions as our board of directors may determine, all without further action of our shareholders. Any series of preferred stock which may be authorized by our board of directors in the future may be senior to and have greater rights and preferences than our common stock. There are no shares of preferred stock presently outstanding and we have no present plan, arrangement, or commitment to issue any preferred stock.

The rights, privileges, preferences and restrictions of any class or series of preferred stock may be subordinated to, pari passu with or senior to any of those of any present or future class or series of preferred stock or common stock. Our board of directors is also expressly authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. The issuance of preferred stock may have the effect of decreasing the market price of our common stock and may adversely affect the voting power of holders of our common stock and reduce the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation.

The particular terms of each class or series of preferred stock that we may offer under this prospectus, including redemption privileges, liquidation preferences, voting rights, dividend rights or conversion rights, will be more fully described in the applicable prospectus supplement relating to the preferred stock offered thereby. The applicable prospectus supplement will specify the terms of the class or series of preferred stock we may offer, including:

●	the distinctive designation and the maximum number of shares in the class or series;

●	the number of shares we are offering and purchase price per share;

●	the liquidation preference, if any;

●	the terms on which dividends, if any, will be paid;

●	the voting rights, if any;

●	the terms and conditions, if any, on which the shares of the class or series shall be convertible into, or exchangeable for, shares of any other class or series of authorized capital;

●	the terms on which the shares may be redeemed, if at all;

●	any listing of the preferred stock on any securities exchange or market;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock; and

●	any or all other preferences, rights, restrictions, including restrictions on transferability and qualifications of shares of the class or series.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. We had no outstanding registered debt securities as of June 30, 2017. Unless the context requires otherwise, whenever we refer to the “indenture,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We may issue debt securities under a note purchase agreement or under an indenture to be entered between us and a trustee. A form of the indenture is included as an exhibit to the registration statement of which this prospectus forms a part. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to the trustee under the indenture.

The following summaries of material provisions of senior debt securities, subordinated debt securities and the indenture are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture and any supplemental indentures applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be made;

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●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	provisions for a sinking fund purchase or other analogous fund, if any, including the date, if any, on which, and the price at which we are obligated, pursuant thereto or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability or the ability of our subsidiaries to:

○	incur additional indebtedness;
○	issue additional securities;
○	create liens;
○	pay dividends or make distributions in respect of our authorized capital or the authorized capital of our subsidiaries;
○	redeem authorized capital;
○	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
○	make investments or other restricted payments;
○	sell or otherwise dispose of assets;
○	enter into sale-leaseback transactions;
○	engage in transactions with shareholders or affiliates;
○	issue or sell share of our subsidiaries; or
○	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of certain material or special U.S. federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	the applicability of the provisions in the indenture on discharge;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

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Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms under which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other securities (including securities of a third party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or preferred stock or other securities (including securities of a third party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or to sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default arises due to the occurrence of certain specified bankruptcy, insolvency or reorganization events, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

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Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

The indenture provides that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

The indenture provides that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within the earlier of 90 days after it occurs and 30 days after it is known by a responsible officer of the trustee or written notice of it is received by the trustee, unless such default has been cured or waived. Except in the case of a default in the payment of principal or premium of, or interest on, any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.

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Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;
●	to comply with the provisions described above under “—Consolidation, Merger or Sale”;
●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;
●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
●	to provide for the issuance of, and establish the form and terms and conditions of, the debt securities of any series as provided under “—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;
●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;
●	to add such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or
●	to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the stated maturity of the series of debt securities;
●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or
●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we may elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;
●	replace stolen, lost or mutilated debt securities of the series;
●	maintain paying agencies;
●	hold monies for payment in trust;
●	recover excess money held by the trustee;
●	compensate and indemnify the trustee; and
●	appoint any successor trustee.

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In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “—Legal Ownership of Securities” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the definitive documents applicable to the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the indenture and is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

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We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking Debt Securities

Subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain other indebtedness to the extent described in a prospectus supplement.

Senior debt securities will be unsecured and will rank equally in right of payment to all our other senior unsecured debt. The indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Existing Debt

As of June 30, 2017, we had $2.0 million in a loan payable to Silicon Valley Bank (which may be increased by $3.0 million subject to certain conditions), capital lease obligations for equipment amounting to $0.7 million, and an account payable to BioTime of $2.5 million associated with the BioTime shares we hold as available-for-sale securities. We have no other material existing debt.

DESCRIPTION OF WARRANTS

General

We may offer warrants for the purchase of shares of common stock or preferred stock or debt securities, in one or more series. We may issue the warrants by themselves or together with common stock, preferred stock or debt securities, and the warrants may be attached to or separate from any offered securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered by a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant or warrant agreement, which may include a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

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The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	the price at which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	the terms of any rights to redeem or call the warrants;

●	U.S. federal income tax consequences of holding or exercising the warrants, if material; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of common stock or preferred stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the form of warrant, warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of any warrant agent, or any other office (including ours) indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

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Prior to the exercise of any warrants to purchase common stock, preferred stock or debt securities, holders of the warrants will not have any of the rights of holders of common stock, preferred stock or debt securities purchasable upon exercise, including (i) in the case of warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the common stock or preferred stock purchasable upon exercise, if any; or (ii) in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the indenture.

Outstanding Warrants

As of June 30, 2017, we had outstanding warrants to purchase 3,049,221 shares of common stock, with a weighted-average exercise price of $3.41 per share. The warrants may be exercised for cash or, under certain circumstances, on a cashless basis, in which case we will deliver, upon exercise, the number of shares with respect to which the warrant is being exercised reduced by a number of shares having a value (as determined in accordance with the terms of the applicable warrant) equal to the aggregate exercise price of the shares with respect to which the warrant is being exercised.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered by a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may offer units comprised of any combination of our common stock, preferred stock, debt securities or warrants to purchase any of these securities, in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

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The provisions described in this section, as well as those described in the sections of this prospectus titled “Description of Common Stock and Preferred Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We and any unit agent (including any of its agents) may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

LEGAL OWNERSHIP OF SECURITIES

We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in “street name” will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, if we so specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

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Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the legal holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, please check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the legal holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for legal holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

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Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s bank, broker or other financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

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Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

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PLAN OF DISTRIBUTION

We may sell these securities directly to one or more investors. We may also sell these securities through agents designated from time to time or to or through underwriters or dealers. The applicable prospectus supplement and any related free writing prospectus will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any agents, underwriters or dealers;

●	the purchase price of the securities being offered and the net proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;
●	market prices prevailing at the time of sale;
●	prices related to such prevailing market prices; or
●	negotiated prices.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. We will name any agent involved in the offering and sale of securities and we will describe any fees or commissions we will pay the agent in the applicable prospectus supplement.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will name any underwriter involved in the offering and sale of securities, describe any discount or other compensation and describe the nature of any material relationship in any applicable prospectus supplement. Only underwriters we name in the prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

We may have agreements with the agents and underwriters to indemnify them against specified civil liabilities related to offerings under this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities related to offerings under this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

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Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is currently listed on the NYSE American. We may elect to list or qualify for trading any other class or series of securities on any securities exchange or other market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Passive Market Making

Any underwriter who is a qualified market maker on the NYSE American may engage in passive market making transactions in securities listed on the NYSE American in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. A passive market maker must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any common stock, preferred stock, debt securities, warrants or units offered under this prospectus and any supplement hereto will be passed upon for us by DLA Piper LLP (US), Seattle, Washington.

EXPERTS

The balance sheets of OncoCyte Corporation as of December 31, 2016 and 2015, and the related statements of operations, comprehensive loss, stockholders’ equity (deficit), and cash flows for each of the three years in the period ended December 31, 2016, have been incorporated by reference into this prospectus and the registration statement in reliance on the report of OUM & Co. LLP, an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference into this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference into this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act File No. 001-37648 (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on February 27, 2017;

●	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017, as filed with the SEC on April 28, 2017 and August 14, 2017, respectively;

●	Our Current Reports on Form 8-K, as filed with the SEC on February 24, 2017, February 27, 2017, March 3, 2017, March 6, 2017, March 10, 2017, April 28, 2017, June 21, 2017, July 26, 2017 and August 15, 2017;

●	Our proxy statement on Schedule 14A for our 2017 annual meeting of shareholders, as filed with the SEC on April 28, 2017; and

●	The description of our common stock included in our registration statement on Form 10, as filed with the SEC on November 23, 2015 and amended on December 21, 2015 and December 29, 2015.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any current report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

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Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus (other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing), but not delivered with this prospectus:

OncoCyte Corporation

1010 Atlantic Avenue, Suite 102

Alameda, California 94501

(510) 775-0515

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information that is included in the registration statement of which this prospectus forms a part and its exhibits. Since this prospectus may not contain all of the information that you may find important, we urge you to review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, please read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, information statements, and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, NE, Washington, D.C., 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains these materials at www.sec.gov. In addition, we provide free access to these materials through our website, www.oncocyte.com, as soon as reasonably practicable after they are filed with or furnished to the SEC.

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1,256,118 Units consisting of Common Stock and Warrants

( 1,256,118 Shares of Common Stock Underlying the Warrants)

Prospectus Supplement

Chardan

July 27, 2018